Exhibit 32.2
                           Certification of Controller

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code




     I, Tracy L. Morris, Controller of Capital Southwest Corporation, certify that, to my knowledge:

1. the Form 10-Q/A, filed with the Securities and Exchange Commission on January 9, 2008 ("accompanied report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information  contained in the accompanied report fairly presents,  in all
material  respects,   the  consolidated   financial  condition  and  results  of
operations of Capital Southwest Corporation.


Date: January 9, 2008                         By:  /s/ Tracy L. Morris
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                                                   Tracy L. Morris, Controller